ATSG Growth Reflects Strong Freighter Leasing Market
Additional 767 Dry Lease Placements Yield Growing Cash Returns
WILMINGTON, OH, May 5, 2015 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body freighter aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter ended March 31, 2015.
For the first quarter of 2015:

•
Revenues were $147.0 million, up 2 percent. Excluding revenues from reimbursed expenses, revenues increased 4 percent. This increase included contributions from four more 767 dry leases with external customers, versus the same quarter a year ago. These leases offset reductions in revenues from certain international operations.

•	Pre-tax earnings from continuing operations increased 40 percent to $14.5 million as results from ATSG's airline businesses again improved sharply versus the prior-year period.

•
Net earnings from continuing operations increased 36 percent to $8.9 million, or 14 cents per diluted share. Operating loss carryforwards for U.S. federal income tax purposes offset much of the company’s federal tax liabilities. ATSG does not expect to pay significant federal income taxes until 2017 at the earliest.

•
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) increased 20 percent to $46.5 million. Adjusted EBITDA is a non-GAAP financial measure, defined and reconciled to comparable GAAP results in a table at the end of this release.

Joe Hete, President and Chief Executive Officer of ATSG, said, “ATSG has begun 2015 with more of the strong momentum we developed in the fourth quarter, with continued improvement from our airline operations and renewed growth in aircraft leasing, backed by long-term relationships with our principal customers. Twenty-eight of our 46 Boeing 767 freighters are in service today under dry lease agreements with external customers. Nearly all of the rest are operating for longtime customers under ACMI agreements. The 20 percent gain in our first quarter Adjusted EBITDA also reflects solid performance from our airline operations during the winter months, and fewer expensed maintenance events than a year ago. We are also extending our primary credit facility to maintain our flexibility as we implement our balanced capital deployment strategy in 2015 and beyond.”
Effective April 1, 2015, a new four-year commercial agreement governs air network services that ATSG provides to DHL, along with new or extended dry leases for 15 Boeing 767 freighters that ATSG will continue to operate in support of DHL’s U.S. network through March 2019. The amended and restated CMI (Crew, Maintenance and Insurance) Agreement includes terms and incentives for additional services that ATSG may provide to DHL throughout the world.

Segment Results
Cargo Aircraft Management (CAM)

CAM	First Quarter
($ in thousands)	2015	2014
Revenues	$42,854	$40,635
Pre-Tax Earnings	14,438	14,440
Significant Developments:

•	The 5 percent increase in CAM’s first-quarter revenue was driven by external customers, including additional 767 leases with Amerijet and Cargojet.

•
Externally leased freighters increased to 24 as of March 31, 2015, from 20 at March 31, 2014. That total excludes two 767-300s that DHL began to dry lease on April 1. CAM has also leased two additional 767s to European carriers since March 31.

•
Pre-tax earnings for the quarter reflect increases in depreciation costs primarily attributable to fleet upgrades and expansion, plus transitioning costs for aircraft deploying to or returning from lease customers.

•
At March 31, 2015, CAM owned 54 Boeing cargo aircraft in serviceable condition, one more than at year-end 2014. CAM purchased one 767-300 freighter that had been in service with an ATSG airline under an operating lease.

ACMI Services

ACMI Services	First Quarter
($ in thousands)	2015	2014
Revenues
Airline services	$86,419	$87,507
Reimbursables	19,049	21,089
Total ACMI Services Revenues	105,468	108,596

Pre-Tax Earnings (Loss)	(2,571)	(7,046)
Significant Developments:

•
Quarterly results for the segment improved sharply, as expenses declined and nearly all of the airlines' aircraft were fully utilized during the quarter. There were fewer expensed maintenance events, including fewer heavy-maintenance checks than in the same 2014 period. Also, wage and benefit costs decreased due to workforce reductions.

•
Our airlines leased from CAM and operated on an ACMI basis twenty Boeing 767 freighters as of March 31, 2015. That is two fewer 767s than the airlines were leasing from CAM on March 31, 2014, as those two aircraft were returned to CAM for deployment to dry lease customers.

•
One Boeing 767 freighter that ABX Air had been leasing from a third party and operating in the DHL network was purchased by CAM during the first quarter. Four DHL-owned 767s that ABX had leased and operated in the U.S. have been returned to DHL. The Aircraft in Service table at the end of this release has been revised to show aircraft deployments by type of customer arrangement.

•
767 ACMI service for Star Air of Denmark and Raya Airways of Malaysia began during the first quarter of 2015. In April, the 767 with Star was converted to a dry lease and another 767 that had operated on an ACMI basis in Europe converted to a dry lease with West Atlantic.

Other Activities

Other Activities	First Quarter
($ in thousands)	2015	2014
Revenues	$35,606	$26,808
Pre-Tax Earnings	3,076	3,017

Significant Developments:

•
External customer revenues from all other activities in the first quarter were $22 million, up $5 million compared to 2014. First-quarter revenues from external customers increased 65 percent for AMES, the company’s maintenance and repair business. The earnings comparison reflects improved earnings from maintenance operations and USPS services, offset by a smaller gain this year from the reduction of employee benefit obligations compared to first quarter 2014.

Credit Facility Amendment
ATSG will complete an amendment to its senior credit facility later this week that extends its maturity for an additional year and increases the borrowing capacity by $50 million. This facility at March 31 included a term loan with a remaining balance of $112.5 million and a revolving credit facility of up to $275 million. Outstanding debt against the revolver was $180 million at March 31. This amendment reflects the strength of the credit as viewed by our lending institutions, and provides the following enhancements:

•	Maturity date of the term loan and revolving credit facility extended for an additional year to May 5, 2020.

•
Revolving commitment increased $50 million to $325 million. ATSG retains access to a $50 million accordion feature subject to lenders' consent. Including outstanding letters of credit, incremental borrowing capacity increases to $136 million.

•	Permitted additional indebtedness increased by $50 million, up to $150 million.
Annual Meeting
ATSG will hold its annual meeting of shareholders at 11 a.m. on May 7, 2015, at The Roberts Center in Wilmington, Ohio. The agenda for the meeting includes the election of directors, ratification of the selection of auditors, an advisory vote on executive compensation, and consideration of a new executive long-term incentive plan. More information is available on our website, www.atsginc.com.

Outlook
ATSG now projects that its baseline Adjusted EBITDA from Continuing Operations for 2015 will likely exceed its preliminary forecast of $180 million, given its strong first quarter performance and the likelihood of additional dry lease commitments in the coming months. Anticipated contributions from new business however, will be tempered by more aggressive pricing under our amended DHL agreements, including reductions in aircraft lease rates in exchange for term extensions.
Hete noted that, "In 2015, ATSG has secured customer commitments that will support several years of strong cash generation. We intend to allocate that cash flow in ways that maximize our ROIC performance. Accordingly, with a share repurchase program in place, we will continue to pursue the mix of capital allocation strategies that maximize shareholder returns."
Conference Call

ATSG will host a conference call on Wednesday, May 6, 2015, at 10 a.m. Eastern time to review its financial results for the first quarter of 2015. Participants should dial (888) 895-5479 and international participants should dial (847) 619-6250 ten minutes before the scheduled start of the call and ask for conference pass code 39598164. The call will also be webcast live (listen-only mode) via www.atsginc.com.
A replay of the conference call will be available by phone on May 6, 2015, beginning at 2 p.m. and continuing through May 13, 2015, at (888) 843-7419 (international callers (630) 652-3042); use pass code 39598164#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the number and timing of deployments of our aircraft, our operating airlines' ability to maintain on-time service and control and reduce costs, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
REVENUES	$147,025	$143,593

OPERATING EXPENSES
Salaries, wages and benefits	43,679	43,065
Maintenance, materials and repairs	22,693	24,879
Depreciation and amortization	28,993	24,979
Fuel	10,778	12,260
Rent	4,207	7,310
Travel	4,423	4,573
Landing and ramp	2,708	2,738
Insurance	1,258	1,205
Other operating expenses	10,757	8,748
	129,496	129,757

OPERATING INCOME	17,529	13,836
OTHER INCOME (EXPENSE)
Interest income	22	19
Interest expense	(3,065)	(3,823)
Net gain (loss) on derivative instruments	(13)	299
	(3,056)	(3,505)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	14,473	10,331
INCOME TAX EXPENSE	(5,578)	(3,809)

EARNINGS FROM CONTINUING OPERATIONS	8,895	6,522

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	214	211
NET EARNINGS	$9,109	$6,733

EARNINGS PER SHARE - Basic
Continuing operations	$0.14	$0.10
Discontinued operations	—	—
NET EARNINGS PER SHARE	$0.14	$0.10

EARNINGS PER SHARE - Diluted
Continuing operations	$0.14	$0.10
Discontinued operations	—	—
NET EARNINGS PER SHARE	$0.14	$0.10

WEIGHTED AVERAGE SHARES
Basic	64,454	64,148
Diluted	65,337	65,141

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,612	$30,560
Accounts receivable, net of allowance of $693 in 2015 and $812 in 2014	44,591	43,513
Inventory	10,313	10,665
Prepaid supplies and other	9,274	11,898
Deferred income taxes	19,770	19,770
Aircraft and engines held for sale	665	715
TOTAL CURRENT ASSETS	105,225	117,121

Property and equipment, net	857,450	847,268
Other assets	26,776	28,230
Goodwill and acquired intangibles	38,940	39,010
TOTAL ASSETS	$1,028,391	$1,031,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$36,339	$40,608
Accrued salaries, wages and benefits	22,383	25,633
Accrued expenses	8,412	8,201
Current portion of debt obligations	24,507	24,344
Unearned revenue	9,850	12,914
TOTAL CURRENT LIABILITIES	101,491	111,700
Long term debt	312,011	319,750
Post-retirement obligations	88,915	92,050
Other liabilities	59,735	57,647
Deferred income taxes	108,820	102,993

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 65,119,626 and 64,854,950 shares issued and outstanding in 2015 and 2014, respectively	651	649
Additional paid-in capital	526,832	526,669
Accumulated deficit	(87,844)	(96,953)
Accumulated other comprehensive loss	(82,220)	(82,876)
TOTAL STOCKHOLDERS’ EQUITY	357,419	347,489
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,028,391	$1,031,629

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2015	2014
Revenues
CAM	$42,854	$40,635
ACMI Services
Airline services	86,419	87,507
Reimbursables	19,049	21,089
Total ACMI Services	105,468	108,596
Other Activities	35,606	26,808
Total Revenues	183,928	176,039
Eliminate internal revenues	(36,903)	(32,446)
Customer Revenues	$147,025	$143,593

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	14,438	14,440
ACMI Services	(2,571)	(7,046)
Other Activities	3,076	3,017
Net, unallocated interest expense	(457)	(379)
Net gain (loss) on derivative instruments	(13)	299
Total Pre-tax Earnings	$14,473	$10,331

Adjustments to Pre-tax Earnings
Less net (gain) loss on derivative instruments	13	(299)
Adjusted Pre-tax Earnings	$14,486	$10,032

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less derivative gains or losses. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2015	2014

Earnings from Continuing Operations Before Income Taxes	$14,473	$10,331
Interest Income	(22)	(19)
Interest Expense	3,065	3,823
Depreciation and Amortization	28,993	24,979
EBITDA from Continuing Operations	$46,509	$39,114
Less net (gain) loss on derivative instruments	13	(299)

Adjusted EBITDA from Continuing Operations	$46,522	$38,815

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less derivative gains or losses.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE CARGO AIRCRAFT FLEET

Aircraft Types
	December 31,			March 31,			December 31,
	2014			2015			2015 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	38	36	2	36	36	—	36	36	—
B767-300	10	9	1	10	10	—	10	10	—
B757-200	4	4	—	4	4	—	4	4	—
B757 Combi	4	4	—	4	4	—	4	4	—
Total Aircraft	56	53	3	54	54	—	54	54	—

Owned Aircraft In Serviceable Condition
	December 31,			March 31,			December 31,
	2014			2015			2015 Projected

Dry leased without CMI		11			11			13-15
Dry leased with CMI		13			13			15-17
ACMI/Charter		28			28			26-22
Staging/Unassigned		1			2			—
		53			54			54